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                                                                   Exhibit 10.17

This Agreement is made on this 28th day of July 1999, between Duquesne Enterprises, Inc., a Pennsylvania corporation ("Duquesne") and H Power Corp., a Delaware corporation, with its principal offices at 60 Montgomery Street, Belleville, NJ 07109 ("H Power").

Whereas, in 1996 Duquesne and H Power entered into a series of agreements setting forth the terms and conditions of Duquesne's equity investment in H Power and H Power's grant to Duquesne of an exclusive distributorship to market H Power's fuel cell stationary power systems within the states of Pennsylvania, Ohio and West Virginia; and

Whereas, H Power is negotiating an arrangement with ECO Fuel Cells, LLC, a membership organization whose members are cooperative electric utilities ("ECO"); and

Whereas, the arrangement with ECO is twofold, being comprised of a substantial equity investment in H Power and an exclusive distributorship to market H Power's fuel cell stationary power systems within all the countries presently served by ECO's members; and

Whereas, some of the terms requested by ECO appear to conflict with Duquesne's and H Power's Securities Purchase and Distributorship Agreements; and

Whereas, Duquesne is willing to cooperate with H Power to amend potential conflicts;

Now, Therefore, in consideration of these premises and other good and valuable consideration, the Parties hereby agree as follows:

1. Notwithstanding the terms of Paragraph 4.5 of the H Power Securities Purchase Agreement, dated March 25, 1996, whereby the sale in a private transaction of H Power securities to any domestic utilities is prohibited, Duquesne hereby grants H Power the right to sell its securities to ECO Fuel Cells, LLC, its parent Energy Co-Opportunity, Inc. and its affiliate The National Rural Utilities Cooperative Finance Corporation.

2. Notwithstanding the terms of the H Power Distributorship Agreement whereby Duquesne was granted the exclusive distribution rights for the states of Pennsylvania, Ohio and West Virginia for H Power's stationary power fuel cell systems, Duquesne hereby relinquishes those rights but only to the extent that they infringe on the rights granted to ECO Fuel Cells, LLC by the H Power and the ECO Fuel Cells, LLC Product Operating Agreement.

3. Duquesne, at its option, may cancel the purchase order for 2 residential fuel cell systems it has placed with H Power calling for the purchase of 2 residential fuel cell units at $100,000 per unit.

4. H Power agrees to amend Article IV B 3. (a) (i) of the Restated Certificate of Incorporation to change the redemption price therein stated from $16.50 per share to $18.00 per share.

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5.    H Power agrees to issue to Duquesne common stock purchase warrants to purchase 100,000 shares of H Power Common stock at $25.00 per share. Said warrants shall expire July 31, 2001. Within 15 days from the date of execution of this agreement said warrant, containing terms and conditions acceptable to Duquesne, shall be delivered to Duquesne.

6. This Agreement embodies all the understandings and agreements of the Parties and supersedes all prior and contemporaneous, oral or written agreements or understandings relating to the matters referred to herein.

7. This Agreement may be amended or modified only by an instrument of equal formality signed by duly authorized officers or representatives of the respective Parties.

8. The validity, performance, construction, and effect of this Agreement will be governed by the law of the State of New Jersey. This Agreement shall be binding upon the Parties hereto and their respective executors, administrators, heirs, assigns and successors in interest.

9. Notwithstanding anything else in this Agreement to the contrary, those provisions of this Agreement which by their nature survive the termination or expiration of this Agreement shall do so to the extent required thereby for the full observation and performance by any or all of the Parties hereto.

10. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, all of which shall constitute one and the same Agreement.

IN WITNESS WHEREOF, H Power has caused this Agreement to be signed by its corporate officer thereunto duly authorized, and Duquesne has signed this Agreement, all as of the date first above written.

H POWER CORP.                             DUQUESNE ENTERPRISES, INC.


By: /s/ H. Frank Gibbard                  By: /s/ Rachel Lorey
    --------------------------------          -------------------------------
        CEO                                       Vice President


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